UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2020

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 East Hillsdale Boulevard

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	QLYS	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On June 12, 2020, the board of directors (the “Board”) of Qualys, Inc. (the “Company”) appointed John Zangardi to serve on the Board as a Class II director until the Company’s 2023 annual meeting of stockholders or until his successor is duly elected and qualified. There are no arrangements or understandings between Dr. Zangardi and any other persons pursuant to which he was elected to serve on the Board. In addition, the Board appointed Dr. Zangardi to the compensation committee of the Board.

Dr. Zangardi has served as President of Redhorse Corporation, a technology services company delivering decision quality data to federal government customers, since June 2020. From November 2019 to May 2020, Dr. Zangardi served as Senior Vice President of Business Initiatives and Strategic Partnerships for the Civil Group at Leidos, Inc., a science, engineering and information technology company. From November 2017 to November 2019, Dr. Zangardi served as Chief Information Officer of the Department of Homeland Security, a presidentially appointed position, where he was responsible for overseeing IT and its related security and management for the Department. Prior to that, Dr. Zangardi first served as the Principal Deputy Chief Information Officer and later as the Acting Chief Information Officer of the Department of Defense, between October 2016 to November 2017. Dr. Zangardi also served as the Deputy Assistant Secretary of the Navy for Command, Control, Communications, Computers, Intelligence, Information Operations & Space from March 2011 to September 2016. A retired Naval Flight Officer, Dr. Zangardi served in a variety of command and staff assignments during his military career. Dr. Zangardi holds a B.S. in business administration from the University of Scranton, a M.S. in finance from the Naval Postgraduate School, and a Ph.D. in public policy from George Mason University.

Dr. Zangardi is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Dr. Zangardi will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on August 10, 2012 as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-182027). In addition, Dr. Zangardi will be compensated for his service on the Board in accordance with the Company’s standard compensation policy for non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot
Chairman and Chief Executive Officer

Date: June 16, 2020